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                                                                  Exhibit 10(k)






                                     Form of

                             McDonald's Corporation

                                     Tier I

                     Change of Control Employment Agreement
        (Authorized by the Board of Directors and expected to be entered into between the Company and certain key executives)

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                             McDonald's Corporation

                                     Tier I

                     Change of Control Employment Agreement

         THIS AGREEMENT dated as of _______, 2002 (the "Agreement Date") is made
                                                        --------------
by and among McDonald's Corporation, a Delaware corporation (the "Company"), and
                                                                  -------
___________ ("Executive").
              ---------

                                    RECITALS

         The Company has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued service of Executive. The Company also believes it is imperative to reduce the distraction of Executive that would result from the personal uncertainties caused by a pending or threatened change of control of the Company, to encourage Executive's full attention and dedication to the Company, and to provide Executive with compensation and benefits arrangements upon a change of control which ensure that the expectations of Executive will be satisfied and are competitive with those of similarly-situated corporations. This Agreement is intended to accomplish these objectives.

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

         As used in this Agreement, the terms specified below shall have the following meanings:

         1.1 "Accrued Annual Bonus" means the amount of any Annual Bonus earned
              --------------------
but not yet paid with respect to the Company's latest fiscal year ended prior to the Termination Date.

         1.2 "Accrued Base Salary" means the amount of Executive's Base Salary
              -------------------
that is earned but not yet paid as of the Termination Date.


         1.3 "Accrued Obligations" means, as of any date, the sum of Executive's
              -------------------
Accrued Base Salary, Accrued Annual Bonus, any accrued but unpaid vacation pay, and any other amounts and benefits which are then due to be paid or provided to Executive by the Company, but have not yet been paid or provided (as applicable).

         1.4 "Agreement Date" -- see the introductory paragraph of this
              --------------
Agreement.

         1.5 "Agreement Term" means the period commencing on the Agreement Date
              --------------
and ending on the third anniversary of the Agreement Date or, if later, the date to which the Agreement Term is extended under the following sentence, or, if earlier, as terminated under Section 9.4. Commencing on the first anniversary of the Agreement Date, the Agreement Term shall automatically be extended on such date and on each day thereafter by one day until, at any


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time after the first anniversary of the Agreement Date, the Company delivers written notice (an "Expiration Notice") to Executive that the Agreement shall
                    -----------------
expire on a date specified in the Expiration Notice (the "Expiration Date");
                                                          ---------------
provided that such date is not prior to the last day of the Agreement Term (as extended); provided further, however, that if an Effective Date or an Imminent Change Date occurs before the Expiration Date specified in the Expiration Notice, then such Expiration Notice shall be void and of no further effect.

         1.6 "Annual Bonus" -- see Section 2.2(b).
              ------------

         1.7 "Annual Performance Period" -- see Section 2.2(b).
              -------------------------

         1.8 "Article" means an article of this Agreement.
              -------

         1.9 "Base Salary" -- see Section 2.2(a).
              -----------

         1.10 "Beneficial Ownership" has the meaning specified in Rule 13d-3 of
                --------------------
the SEC under Exchange Act for a "Beneficial Owner."

         1.11 "Beneficiary" -- see Section 10.3.
               -----------

         1.12 "Board" means the Company's Board of Directors.
               -----

         1.13 "Bonus Plan" -- see Section 2.2(b).
               ----------

         1.14 "Business Combination" means a reorganization, merger, statutory
               --------------------
share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company.

         1.15 "Cause" means any one or more of the following:
               -----

              (a) Executive's conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, excluding Limited Vicarious Liability;

              (b) Executive's willful or reckless material misconduct in the performance of Executive's duties;

              (c)  Executive's willful habitual neglect of material duties; or

              (d) Executive's willful or intentional material breach of this Agreement;

provided, however, that for purposes of clauses (b), (c), and (d), Cause shall not include any one or more of the following:

                   (i)  bad judgment or negligence;

                   (ii) any act or omission believed by Executive in good faith to have been in or not opposed to the interest of the Company (without intent of Executive

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               to gain, directly or indirectly, a profit to which Executive was not legally entitled);

                    (iii) any act or omission with respect to which a
               determination could properly have been made by the Board that Executive met the applicable standard of conduct for indemnification or reimbursement under the Company's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or

                    (iv) any act or omission with respect to which the Company gives Executive a Notice of Consideration more than six (6) months after the earliest date on which any member of the Board, not a party to the act or omission, knew or should have known of such act or omission; and

further provided that, if a breach of this Agreement involved an act, or a failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interests of the Company or was required by applicable law or administrative regulation, such breach shall not constitute Cause if, within thirty (30) days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable.

          1.16 "Change of Control" means the happening of any of the following
                -----------------
events:

               (a) the acquisition by any Person of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock ("Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this
          Section 1.16(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 1.16(c)(i), (ii) and (iii); or

               (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                       -3-

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               (c) consummation of a reorganization, merger, statutory share exchange of consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectfully, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          1.17 "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          1.18 "Company" means McDonald's Corporation.
                -------

          1.19 "Company Certificate" -- see Section 5.1(a).
                -------------------

          1.20 "Company Counsel Opinion" -- see Section 5.5.
                -----------------------

          1.21 "Confidential Information" means any information not generally
                ------------------------
known in the relevant trade or industry of the Company, which was obtained from the Company, or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Company and which:

               (a)   relates to one or more of the following:

                     (i) trade secrets of the Company or any customer or supplier of the Company;

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                    (ii)  existing or contemplated products, services,
               technology, designs, processes, formulae, algorithms, research or product developments of the Company or any customer or supplier of the Company;

                    (iii) business plans, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, supplier information of the Company or any customer or supplier of the Company; or

                    (iv) information obtained by the Company from a third party and which the Company is required to preserve as confidential pursuant to a confidentiality agreement, applicable law or court or administrative order;

               (b) the Company or any customer or supplier of the Company may reasonably have the right to protect by patent, copyright or by keeping it secret and confidential; or

               (c) otherwise offers the Company a competitive advantage in the relevant industry or in any other business in which the Company is engaged.

Confidential Information does not include any information that is or may become publicly known other than through the improper actions of Executive.

          1.22 "Consummation Date" means the date upon which a Business
                -----------------
Combination is consummated.

          1.23 "Disability" means any medically determinable physical or mental
                ----------
impairment that has lasted for a continuous period of not less than six (6) months and can be expected to be permanent or of indefinite duration, and that renders Executive unable to perform the duties required under this Agreement.

          1.24 "Disability Effective Date" -- see Section 3.1.
                -------------------------

          1.25 "Effective Date" means each date on which a Change of Control
                --------------
first occurs during the Agreement Term.

          1.26 "Employer Defined Contribution Plan Contribution" means the
                -----------------------------------------------
product of (i) the average annual percentage of Executive's annual base salary paid within the three-year period immediately preceding the Effective Date by the Company to or for the benefit of Executive as an employer contribution under the Company's Non-Qualified Plans and Qualified Plans which are defined contribution plans on behalf of Executive, multiplied by (ii) Executive's Base Salary as of the Termination Date or, if greater, during the 12-month period immediately preceding the Effective Date.

          1.27 "Exchange Act" means the Securities Exchange Act of 1934.
                ------------

          1.28 "Excise Taxes" - - see Section 5.1(a).
                ------------

          1.29 "Executive Counsel Opinion" - - see Section 5.5.
                -------------------------

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          1.30 "Executive Retention Plan" means the Company's Executive
                ------------------------
Retention Plan, as amended and restated March 20, 2001, and as further amended from time to time.

          1.31 "Executive Retention Plan Benefits" means the sum of the cash
                ---------------------------------
severance benefits, if any, paid or payable to Executive pursuant to Section
7.01 of the Company's Executive Retention Plan.

          1.32 "Executive's Gross-Up Determination" - - see Section 5.2(a).
                ----------------------------------

          1.33 "Good Reason" means the occurrence of any one or more of the
                -----------
following actions or omissions that, unless otherwise specified, occurs during a Post-Change Employment Period:

               (a) any failure to pay Executive's Base Salary or Annual Bonus in violation of Section 2.2 or any failure to increase Executive's Base Salary to the extent, if any, required by such Section;

               (b) any failure by the Company to comply with any provision of
          Article II;

               (c) any material adverse change in Executive's position (including offices, titles, reporting requirements or responsibilities), authority, duties or other terms and conditions of Executive's employment;

               (d) requiring Executive to be based at any office or location other than the location specified in Section 2.1(a);

               (e) any material breach of this Agreement by the Company;

               (f) any Termination of Employment by the Company that purports to be for Cause, but is not in full compliance with all of the substantive and procedural requirements of this Agreement (any such purported termination shall be treated as a Termination of Employment without Cause for all purposes of this Agreement);

               (g) the failure at any time of a successor to the Company or a Parent Corporation of a successor to the Company explicitly to assume and agree to be bound by this Agreement; or

               (h) a Termination of Employment by Executive for any reason or no reason at any time during the 30-day period commencing on the first anniversary of the Effective Date.

Notwithstanding the foregoing, in the case of the events or circumstances constituting Good Reason described in (a) through (e), above, Executive may terminate for Good Reason only if the Company fails to cure such events or circumstances within thirty (30) days after receiving written notice from Executive of Executive's intent to terminate for Good Reason. No such written notice or opportunity to cure must be provided by Executive if Executive terminates for Good Reason as provided in (f) through (h), above, or in the event that the Company has caused repeated events or circumstances described in
(a) through (e), above, or if the Company's

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action(s) and/or omission(s) entitling Executive to terminate for Good Reason were either intentional or willful.

          1.34 "Gross-up Multiple" -- see Section 5.4.
                -----------------

          1.35 "Gross-up Payment" -- see Section 5.1(a).
                ----------------

          1.36 "Imminent Change Date" means any date on which one or more of the
                --------------------
following occurs (i) a presentation to the Company's stockholders generally or any of the Company's directors or executive officers of a proposal or offer which, if consummated, would be a Change of Control, (ii) the public announcement (whether by advertisement, press release, press interview, public statement, SEC filing or otherwise) of a proposal or offer which if consummated would be a Change of Control, or (iii) such proposal or offer remains effective and unrevoked.

          1.37 "Imminent Change Period" means the period commencing on the
                ----------------------
Imminent Change Date and ending on the earlier to occur of (a) a Change of Control or (b) the date the offer or proposal for a Change of Control is no longer effective or has been revoked.

          1.38 "Including" means including without limitation.
                ---------

          1.39 "Incumbent Board" means, as of any specified baseline date,
                ---------------
individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Board shall also thereafter be considered to be on the Incumbent Board, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Business Combination.

          1.40 "IRS" means the Internal Revenue Service.
                ---

          1.41 "Limited Vicarious Liability" means any liability which is (i)
                ---------------------------
based on acts of the Company for which Executive is responsible solely as a result of his office(s) with the Company and (ii) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by such acts.

          1.42 "Maximum Annual Bonus" means the maximum bonus amount achievable
                --------------------
by Executive under a Bonus Plan for a given Annual Performance Period; provided, that in no event shall such amount be less than the amount required to be paid pursuant to Section 2.2(b).

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          1.43 "Non-Competition and Release Agreement" is an agreement, in
                -------------------------------------
substantially the form attached hereto in Annex A, executed by and between Executive and the Company as a condition to Executive's receipt of the benefits described in Section 4.1.

          1.44 "Non-Qualified Plan" means any deferred compensation Plan that is
                ------------------
not qualified under Section 401(a) of the Code.

          1.45 "Notice of Consideration" - - see Section 3.3(b)(ii).
                -----------------------

          1.46 "Notice of Termination" means a written notice given in
                ---------------------
accordance with Section 10.8 which sets forth (a) the specific termination provision in this Agreement relied upon by the party giving such notice, (b) in reasonable detail the specific facts and circumstances claimed to provide a basis for such Termination of Employment, and (c) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date.

          1.47 "Outstanding Company Common Stock" means Shares of Stock of the
                --------------------------------
Company that are outstanding as of the Effective Date.


          1.48 "Outstanding Company Voting Securities" means Voting Securities
                -------------------------------------
of the Company that are outstanding as of the Effective Date.


          1.49 "Parent Corporation" means a corporation which owns 50% or more
                ------------------
of the common stock or Voting Securities of any corporation and any other corporation which owns any corporation which is in an unbroken chain of corporations each of which owns successively in an unbroken chain of corporations which includes the subject corporation.

          1.50 "Person" means any individual, sole proprietorship, partnership,
                ------
joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

          1.51 "Plans" means plans, programs, or Policies of the Company.
                -----

          1.52 "Policies" means policies, practices or procedures of the
                --------
Company.

          1.53 "Post-Change Employment Period" means the period commencing on
                -----------------------------
the Effective Date, or, if earlier, under Section 9.4, and ending on the third anniversary of the Effective Date.

          1.54 "Post-Retirement Medical Plan" means the McDonald's Corporation
                ----------------------------
Post-Retirement Medical Plan or any other similar plan or program hereinafter sponsored by the Company or a subsidiary thereof.

          1.55 "Potential Parachute Payments" - - see Section 5.1.
                ----------------------------

          1.56 "Pro-Rata Annual Bonus" means, in respect of the Company's fiscal
                ---------------------
year during which the Effective Date (in the case of a Pro-Rata Annual Bonus payable pursuant to Section 2.3 hereof) or the Termination Date (in the case of a Pro-Rata Annual Bonus payable pursuant to

Article IV hereof), as applicable, occurs, an amount equal to the product of Executive's Target Annual Bonus (determined as of the Effective Date or Termination Date, as applicable) multiplied by a fraction, the numerator of which equals the number of days from and including the first day of such fiscal year through and including the Effective Date or the Termination Date, as applicable, and the denominator of which equals 365.

          1.57 "Pro-Rata LTIP Awards" means, with respect to each award under
                --------------------
any long term incentive plan maintained by the Company that is outstanding on the Effective Date (an "LTIP Award"), an amount equal to the product of (a) 100% of the amount to which Executive would be entitled under such LTIP Award if the performance goals established with respect to such LTIP Award were achieved at the 100% level as of the end of the applicable performance period, multiplied by
(b) a fraction, the numerator of which equals the number of full and fractional months from and including the first day of the performance period with respect to such LTIP Award through and including the Effective Date, and the denominator of which equals the total number of months in such performance period.

          1.58 "Qualified Plan" means any plan, which meets the qualification
                --------------
requirements of Internal Revenue Service Code Section 401(a) or 403(a).

          1.59 "SEC" means the Securities and Exchange Commission.
                ---

          1.60 "Severance Period" means a period equal to three years.
                ----------------

          1.61 "Surviving Corporation" means the corporation resulting from a
                ---------------------
Business Combination and any Parent Corporation of such corporation.

          1.62 "Target Annual Bonus" as of a certain date means the amount equal
                -------------------
to the product of Base Salary determined as of such date multiplied by the percentage of such Base Salary to which Executive would have been entitled immediately prior to such date under any Bonus Plan for the Annual Performance Period for which the Annual Bonus is awarded if the performance goals established pursuant to such Bonus Plan were achieved at the 100% level as of the end of the Annual Performance Period.

          1.63 "Taxes" means federal, state, local or other income or other
                -----
taxes.

          1.64 "Termination Date" means the date of the receipt of the Notice of
                ----------------
Termination by Executive (if such Notice is given by the Company) or by the Company (if such Notice is given by Executive), or any later date, not more than fifteen (15) days after the giving of such Notice, specified in such Notice; provided, however, that:

               (a) if Executive's employment is terminated by reason of death or Disability, the Termination Date shall be the date of Executive's death or the Disability Effective Date (as defined in Section 3.1), as applicable; and

               (b) if no Notice of Termination is given, the Termination Date shall be the last date on which Executive is employed by the Company.

          1.65 "Termination of Employment" means any termination of Executive's
                -------------------------
employment with the Company, whether such termination is initiated by the Company or by Executive.

          1.66 "Voting Securities" of a corporation means securities of such
                -----------------
corporation that are entitled to vote generally in the election of directors of such corporation, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency which contingency has not occurred.

                                  ARTICLE II.

                          POST-CHANGE EMPLOYMENT PERIOD

          2.1  Position and Duties.
               -------------------

               (a) During the Post-Change Employment Period, Executive's position (including offices, titles, reporting requirements and responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately before the Effective Date and Executive's services shall be performed at the location where Executive was employed immediately before the Effective Date or any other location no more than 30 miles from such former location.

               (b) During the Post-Change Employment Period (other than any periods of vacation, sick leave or disability to which Executive is entitled), Executive agrees to devote Executive's full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to Executive in accordance with this Agreement, to use Executive's best efforts to perform such duties. During the Post-Change Employment Period, Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities are consistent with the Policies of the Company at the Effective Date and do not significantly interfere with the performance of Executive's duties under this Agreement. To the extent that any such activities have been conducted by Executive immediately prior to the Effective Date and were consistent with the Policies of the Company at the Effective Date, the continued conduct of such activities (or activities similar in nature and scope) after the Effective Date shall not be deemed to interfere with the performance of Executive's duties under this Agreement.

          2.2  Compensation.
               ------------

               (a)  Base Salary. During the Post-Change Employment Period, the
                    -----------
          Company shall pay or cause to be paid to Executive an annual base salary in cash, which shall be paid in a manner consistent with the Company's payroll practices in effect immediately before the Effective Date, at an annual rate not less than 12 times the highest monthly base salary paid or payable to Executive by the Company in respect of the 12-month period immediately before the Effective Date (such annual rate salary, the "Base Salary"). During the Post-Change Employment
                            -----------
          Period, the Base Salary shall be reviewed at least

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          annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded to other peer executives of the Company. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement. After any such increase, the Base Salary shall not be reduced and the term "Base Salary" shall thereafter refer to the increased amount.

               (b)  Annual Bonus. In addition to Base Salary, the Company shall
                    ------------
          pay or cause to be paid to Executive a bonus (the "Annual Bonus") for
                                                             ------------
          each Annual Performance Period which ends during the Post-Change
          Employment Period. "Annual Performance Period" means each period of
                              -------------------------
          time designated in accordance with any annual bonus arrangement (a
          "Bonus Plan") which is based upon performance and approved by the
           ----------
          Board or any committee of the Board, or in the absence of any Bonus Plan or any such designated period of time, each calendar year; provided, however, that the Annual Bonus paid to the Executive with respect to the Company's fiscal year in which the Effective Date occurs shall be reduced (but not below zero) by the amount of the Pro-Rata Annual Bonus paid to Executive pursuant to Section 2.3. The Annual Bonus shall be not less than the Target Annual Bonus determined as of the Effective Date. In addition, the performance goals under the Bonus Plan shall not be materially more difficult to achieve than the performance goals in the Bonus Plan (or designated by the Board) in effect during the Annual Performance Period immediately before the Effective Date and the Maximum Annual Bonus shall not be less than the maximum bonus achievable under the Bonus Plan (or designated by the Board) during the Annual Performance Period ended immediately before the Effective Date (or if higher, the Maximum Annual Bonus for the Annual Performance Period that commenced immediately before the Effective Date).

               (c)  Incentive, Savings and Retirement Plans. In addition to Base
                    ---------------------------------------
          Salary and Annual Bonus, Executive shall be entitled to participate during the Post-Change Employment Period in all incentive (including long-term incentives), profit sharing, ESOP, 401(k), savings and retirement Plans applicable to other peer executives of the Company, but in no event shall such Plans provide Executive with incentive (including long-term incentives), profit sharing, ESOP, 401(k), savings and retirement benefits during the Post-Change Employment Period which, in any case, are materially less favorable, in the aggregate, than the most favorable of those provided by the Company for Executive under such Plans as in effect at any time during the 12-month period immediately before the Effective Date.

               (d)  Welfare Benefit Plans. During the Post-Change Employment
                    ---------------------
          Period, Executive and Executive's family shall be eligible to participate in, and receive all benefits under, welfare benefit Plans provided by the Company (including medical, prescription, dental, disability, salary continuance, individual life, group life, dependent life, accidental death and travel accident insurance Plans) and applicable to other peer executives of the Company and their families, but in no event shall such Plans provide benefits during the Post-Change Employment Period which are materially less favorable, in the aggregate, than the most favorable of those provided to Executive under such Plans as in effect at any time during the 12-month period immediately before the Effective Date.

               (e)  Fringe Benefits. During the Post-Change Employment Period,
                    ---------------
          Executive shall be entitled to fringe benefits in accordance with the most favorable Plans applicable to peer executives of the Company, but in no event shall such Plans provide fringe benefits which in any case are materially less favorable, in the aggregate, than the most favorable of those provided by the Company to Executive under such Plans in effect at any time during the 12-month period immediately before the Effective Date.

               (f)  Expenses. During the Post-Change Employment Period,
                    --------
          Executive shall be entitled to prompt reimbursement of all reasonable employment-related expenses incurred by Executive upon the Company's receipt of accountings in accordance with the most favorable Policies applicable to peer executives of the Company, but in no event shall such Policies be materially less favorable, in the aggregate, than the most favorable of those provided by the Company for Executive under such Policies in effect at any time during the 12-month period immediately before the Effective Date.

               (g)  Office and Support Staff. During the Post-Change Employment
                    ------------------------
          Period, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance in accordance with the most favorable Policies applicable to peer executives of the Company, but in no event shall such Policies be materially less favorable, in the aggregate, than the most favorable of those provided by the Company for Executive under such Policies in effect at any time during the 12-month period immediately before the Effective Date.

               (h)  Vacation. During the Post-Change Employment Period,
                    --------
          Executive shall be entitled to paid vacation in accordance with the most favorable Policies applicable to peer executives of the Company, but in no event shall such Policies be materially less favorable, in the aggregate, than the most favorable of those provided by the Company for Executive under such Policies in effect at any time during the 12-month period immediately before the Effective Date.

          2.3  Pro-Rata Annual Bonus. Within thirty (30) days after the
               ---------------------
Effective Date, the Company shall pay Executive a lump-sum cash payment equal to the Pro-Rata Annual Bonus determined as of the Effective Date.

          2.4  Pro-Rata Annual LTIP Awards. Within thirty (30) days after the
               ---------------------------
Effective Date, the Company shall pay Executive, with respect to each LTIP Award that is outstanding on the Effective Date, a lump-sum cash payment equal to the Pro-Rata LTIP Award determined as of the Effective Date and each such LTIP Award shall be cancelled.

                                  ARTICLE III.

                            TERMINATION OF EMPLOYMENT

          3.1  Disability. During the Post-Change Employment Period, the Company
               ----------
may terminate Executive's employment because of Executive's Disability by giving Executive or his legal representative, as applicable, (i) written notice in accordance with Section 10.8 of the Company's intention to terminate Executive's employment pursuant to this Section, and (ii) a certification of Executive's Disability by a physician jointly selected by the Company and the Executive; provided that if the Company and Executive cannot reach agreement on the physician, the certification shall be by a panel of physicians consisting of one physician selected by the Company, one physician selected by the Executive and a third physician jointly selected by those two physicians. Executive's employment shall terminate effective on the 30th day (the "Disability Effective Date") after Executive's receipt of such notice
      -------------------------
unless, before the Disability Effective Date, Executive shall have resumed the full-time performance of Executive's duties.

          3.2  Death. Executive's employment shall terminate automatically upon
               -----
Executive's death during the Post-Change Employment Period.


          3.3  Cause.
               -----

               (a) During the Post-Change Employment Period, the Company may terminate Executive's employment for Cause solely in accordance with all of the substantive and procedural provisions of this Section.

               (b) The Company shall strictly observe each of the following procedures in connection with any Termination of Employment for Cause:

                    (i) The issue of determining whether Executive's acts or omissions satisfy the definition of "Cause" as set forth in
               Section 1.15 and, if so, whether to terminate Executive's employment for Cause shall be raised and discussed at a meeting of the Board.

                    (ii) Not less than thirty (30) days prior to the date of such meeting the Company shall provide Executive and each member of the Board written notice (a "Notice of Consideration") of (x)
                                               -----------------------
               a detailed description of the acts or omissions alleged to constitute Cause, (y) the date, time and location of such meeting of the Board, and (z) Executive's rights under clause (iii) below.

                    (iii) Executive shall have the opportunity to appear before the Board at such meeting in person and, at Executive's option, with legal counsel, and to present to the Board a written and/or oral response to the Notice of Consideration.

                    (iv) Executive's employment may be terminated for Cause only if (x) the acts or omissions specified in the Notice of Consideration did in fact occur and do constitute Cause, (y) the Board makes a specific determination to such effect and to the effect that Executive's employment should be terminated for Cause, and (z) the Company thereafter provides Executive with a Notice of Termination which specifies in specific detail the basis of such Termination of Employment for Cause and which Notice shall be based upon one or more of the acts or omissions set forth in the Notice of Consideration. The Board's determination specified in clause (y) of the preceding sentence shall require the affirmative vote of at least 75% of the members of the Board.

                    (v) In the event that the issue of whether Executive was properly terminated for Cause becomes a disputed issue in any action or proceeding between the Company and Executive, the Company shall, notwithstanding the determination referenced in clause (iv) of this Section 3.3(b), have the burden of establishing by clear and convincing evidence that the actions or omissions specified in the Notice of Termination did in fact occur, do constitute Cause, were the basis for Executive's termination and that the Company has, in each and every respect, satisfied the procedural requirements of this Section 3.3(b).

          3.4  Good Reason.
               -----------

               (a) During the Post-Change Employment Period, Executive may terminate his or her employment for Good Reason in accordance with the substantive and procedural provisions of this Section.

               (b) In the event Executive determines there is Good Reason to terminate, Executive shall notify the Company of the events constituting such Good Reason by a Notice of Termination. A delay in the delivery of such Notice of Termination or a failure by Executive to include in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Executive under this Agreement or preclude Executive from asserting such fact or circumstance in enforcing rights under this Agreement; provided, that no act or omission by the Company shall qualify as Good Reason if Executive's Termination of Employment occurs more than 12 months after Executive first obtains actual knowledge of such act or omission.

               (c) If the Termination Date occurs during any portion of a Post-Change Employment Period, any reasonable determination by Executive that any of the events specified in the definition of Good Reason in Section 1.33 above, has occurred and constitutes Good Reason shall be conclusive and binding for all purposes, unless the Company establishes by clear and convincing evidence that Executive did not have any reasonable basis for such determination.

               (d) In the event that the Company conceals any act or omission by the Company that occurs during the Post-Change Employment Period and qualifies as Good Reason, any subsequent Termination of Employment (whether by the Company or by Executive and regardless of the circumstances of such termination) that occurs at any time after such act or omission shall conclusively be deemed to be a Termination of Employment by Executive for Good Reason, notwithstanding any provision of this Agreement to the contrary.

          3.5  Delivery of Non-Competition and Release Agreement. In the event
               -------------------------------------------------
the Company terminates Executive's employment for any reason other than for Cause or Disability, the Company shall, not later than the date it delivers the Notice of Termination to Executive, present Executive with a Non-Competition and Release Agreement for execution by Executive. In the event Executive terminates his employment for Good Reason, the Company shall, not later than ten (10) business days after the Company receives the Notice of Termination, present Executive with a Non-Competition and Release Agreement for execution by Executive.

                                  ARTICLE IV.

             COMPANY'S OBLIGATIONS UPON A TERMINATION OF EMPLOYMENT

          4.1  If by Executive for Good Reason or by the Company Other Than for
               ----------------------------------------------------------------
Cause or Disability. If, during the Post-Change Employment Period, (i) the
-------------------
Company terminates Executive's employment other than for Cause or Disability, or if Executive terminates employment for Good Reason, and (ii) Executive delivers an executed Non-Competition and Release Agreement to the Company (and does not rescind such agreement within the rescission period set forth in such agreement), the Company's sole obligations to Executive under Articles II and IV shall be as follows:

          (a) The Company shall pay Executive, in addition to all vested rights arising from Executive's employment as specified in Article II, a lump-sum cash amount equal to the sum of the following:

               (i)   all Accrued Obligations;

               (ii) Executive's Pro-Rata Annual Bonus reduced (but not below zero) by the amount of any Annual Bonus paid to Executive, with respect to the Company's fiscal year in which the Termination Date occurs;

               (iii) an amount equal to:

                     (A) the number of years in the Severance Period times the sum of:

                          (I)   Base Salary,

                          (II)  the Target Annual Bonus, and

                          (III) Employer Defined Contribution Plan Contribution;

               each determined as of the Termination Date, provided, however, that any reduction in Executive's Base Salary or Target Annual Bonus that would qualify as Good Reason shall be disregarded for purposes of this clause.

     Such lump-sum amount shall be paid no more than thirty (30) days after the later of the Termination Date or the date on which Executive delivers an executed Non-Competition and Release Agreement to the Company.

          (b) Until a number of years subsequent to the Termination Date equal to the length of the Severance Period or such later date as any Plan may specify, the Company shall continue to provide to Executive and Executive's family with medical and life insurance benefits which are at least as favorable as the most favorable Plans of the Company applicable to other peer executives and their families as of the Termination Date, but which are in no event less favorable than the most favorable Plans of the Company applicable to other peer executives and their families during the 12-month period imme-diately before the Effective Date. The cost of such medical and life insurance benefits to Executive shall not exceed the cost of such benefits to Executive immediately before the Termination Date or, if less, the Effective Date. Executive's rights under this Section shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including continuation coverage required by Section 4980 of the Code. Notwithstanding any of the above, such medical benefits shall be secondary to any similar medical benefits provided by Executive's subsequent employer.

          (c) Until a number of years subsequent to the Termination Date equal to the length of the Severance Period or such later date as any Plan may specify, the Company shall continue to provide Executive with fringe and other benefits which are at least as favorable as the most favorable Plans of the Company applicable to other peer executives as of the Termination Date, but which are in no event less favorable than the most favorable Plans of the Company applicable to other peer executives during the 12-month period immediately before the Effective Date. Notwithstanding the foregoing, in the case of an Executive who is receiving benefits under the Company's short-term disability plan as of the Termination Date, the Company must provide actual long term disability benefits or a cash amount equal to the amount of benefits that Executive would have received under such benefit plans.

          (d) For purposes of determining Executive's eligibility under the Company's Post-Retirement Medical Plan or any other plan or arrangement providing retiree medical benefits, Executive shall be credited with a length of service that includes both the period of Executive's actual service and Executive's Severance Period. Executive shall also be treated for purposes of the Company's Post-Retirement Medical Plan as having already attained the age that Executive will attain upon the conclusion of Executive's Severance Period.

          (e) If Executive has a Termination of Employment and has completed at least eight (8) years of service towards his entitlement to paid sabbatical leave under the Company's policies concerning sabbatical leave (and has not yet taken such sabbatical leave), Executive shall receive an additional amount, in a lump sum payment, equal to eight (8) weeks of Executive's Base Salary.

          (f) If Executive is a participant in the Executive Retention Plan the Executive will have the right to receive severance benefits under either the Executive Retention Plan or this Agreement. Executive's election to receive benefits under one arrangement will be a waiver of entitlement to benefits under the other.

     If Executive has a Termination of Employment that would entitle Executive to benefits under this Section 4.1 but Executive fails to deliver an executed Non-Competition and Release Agreement to the Company (or having delivered an executed Non-Competition and Release Agreement rescinds such agreement during the rescission period set forth in the Non-Competition and Release Agreement), the Company's sole obligation to Executive under Articles II and IV shall be to pay Executive a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date.

     4.2 If by the Company for Cause. If the Company terminates Executive's
         ---------------------------
employment for Cause during the Post-Change Employment Period, the Company's sole obligation to Executive under Articles II and IV shall be to pay Executive a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date.

     4.3 If by Executive Other Than for Good Reason. If Executive terminates
         ------------------------------------------
employment during the Post-Change Employment Period other than for Good Reason, Disability or death, the Company's sole obligation to Executive under Articles II and IV shall be to pay Executive a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date.

     4.4 If by the Company for Disability. If the Company terminates Executive's
         --------------------------------
employment by reason of Executive's Disability during the Post-Change Employment Period, the Company's sole obligation to Executive under Articles II and IV shall be as follows:

         (a) to pay Executive a lump-sum cash amount equal to all Accrued Obligations determined as of the Termination Date; and

         (b) to provide Executive disability and other benefits after the Termination Date that are not less than the most favorable of such benefits then available under Plans of the Company to disabled peer executives of the Company or, if more favorable, those such benefits provided by the Company at any time during the 12-month period immediately preceding the Effective Date.

     4.5 If upon Death. If Executive's employment is terminated by reason of
         -------------
Executive's death during the Post-Change Employment Period, the Company's sole obligations to Executive under Articles II and IV shall be as follows:

         (a) to pay Executive's estate or Beneficiary a lump-sum cash amount equal to all Accrued Obligations; and

         (b) to provide Executive's estate or Beneficiary survivor and other benefits that are not less than the most favorable survivor and other benefits then available under Plans of the Company to the estates or the surviving families of peer executives of the Company or, if more favorable, those such benefits provided by the Company at any time during the 12-month period immediately preceding the Effective Date.

                                   ARTICLE V.

                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

     5.1 Gross-up for Certain Taxes.
         --------------------------

         (a) If it is determined (by the reasonable computation of the Company's independent auditors, which determinations shall be certified to by such auditors and set forth in a written certificate ("Company Certificate")
                                                       -------------------
     delivered to the Executive) that any benefit received or deemed received by the Executive from the Company pursuant to this Agreement or otherwise (collectively, the "Potential Parachute Payments") is or will be-
                         ----------------------------
     come subject to any excise tax under Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise
                                                                    ------
     Taxes"), then the Company shall, immediately after such determination, pay
     -----
     the Executive an amount (the "Gross-up Payment") equal to the product of:
                                   ----------------

               (i)   the amount of such Excise Taxes

     multiplied by

               (ii)  the Gross-up Multiple (as defined in Section 5.4).

     The Gross-up Payment is intended to compensate the Executive for the Excise Taxes and any federal, state, local or other income or excise taxes or other taxes payable by the Executive with respect to the Gross-up Payment. For all purposes of this Article V, Executive shall be deemed to be subject to the highest effective marginal rate of Taxes.

          The Executive or the Company may at any time request the preparation and delivery to the Executive of a Certificate. The Company shall, in addition to complying with Section 5.2, cause all determinations and certifications under the Article to be made as soon as reasonably possible and in adequate time to permit the Executive to prepare and file the Executive's individual tax returns on a timely basis.

          (b)  Limitation on Gross-Up Payment. Notwithstanding any other
               ------------------------------
     provision of this Article V, if the aggregate After-Tax Amount (defined below) of the Potential Parachute Payments and Gross-up Payment that, but for this Section (b), would be payable to Executive, does not exceed 110% of the After-Tax Floor Amount (defined below), then no Gross-up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount, defined below) to the largest amount which would both (i) not cause any Excise Tax to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of
     Section 280G of the Code (or any successor provision).

          (c)  For purposes of this Agreement:

               (i)   "After-Tax Amount" means the portion of a specified amount
                      ----------------
          that would remain after payment of all Taxes paid or payable by Executive in respect of such specified amount;

               (ii)  "Floor Amount" means the greatest pre-tax amount of
                      ------------
          Potential Parachute Payments that could be paid to Executive without causing Executive to become liable for any Excise Taxes in connection therewith; and

               (iii) "After-Tax Floor Amount" means the After-Tax Amount of the
                      ----------------------
          Floor Amount.

     5.2   Determination by the Executive.
           ------------------------------

           (a) If the Company shall fail to deliver a Certificate to the Executive (and to pay to the Executive the amount of the Gross-up Payment, if any) within fourteen (14) days after receipt from the Executive of a written request for a Certificate, or if at any time following receipt of a Certificate the Executive disputes the amount of the Gross-up Payment set forth therein, the Executive may elect to demand the payment of the amount which the Executive, in accordance with an opinion of counsel to the Executive ("Executive Counsel Opinion")(as defined in Section 5.5, below),
                 -------------------------
     determines to be the Gross-up Payment. Any such demand by the Executive shall be made by delivery to the Company of a written notice which specifies the Gross-up Payment determined by the Executive and an Executive Counsel Opinion regarding such Gross-up Payment (such written notice and opinion collectively, the "Executive's Gross-Up Determination"). Within
                                ----------------------------------
     fourteen (14) days after delivery of the Executive's Gross-Up Determination to the Company, the Company shall either (1) pay the Executive the Gross-up Payment set forth in the Executive's Gross-Up Determination (less the portion of such amount, if any, previously paid to the Executive by the Company) or (2) deliver to the Executive a Certificate specifying the Gross-up Payment determined by the Company's independent auditors, together with an opinion of the Company's counsel ("Company Counsel Opinion" (as
                                                -----------------------
     defined in Section 5.5, below)), and pay the Executive the Gross-up Payment specified in such Certificate. If for any reason the Company fails to comply with clause (2) of the preceding sentence, the Gross-up Payment specified in the Executive's Gross-Up Determination shall be final, binding and controlling for all purposes.

           (b) If the Executive does not make a request for, and the Company does not deliver to the Executive, a Certificate, the Company shall be deemed to have determined that no Gross-up Payment is due; provided that the absence of such request by Executive or the Certificate by the Company shall not preclude Executive from making such request at any future date.

     5.3   Additional Gross-up Amounts. If, despite the initial conclusion of
           ---------------------------
the Company and/or the Executive that certain payments are either not subject to Excise Taxes or not to be counted in determining whether other payments are subject to Excise Taxes (any such item, a "Non-Parachute Item"), it is later
                                           ------------------
determined (pursuant to the subsequently-enacted provisions of the Code, final regulations or published rulings of the IRS, final judgment of a court of competent jurisdiction or the Company's independent auditors that any of the Non-Parachute Items are subject to Excise Taxes, or are to be counted in determining whether any payments are subject to Excise Taxes, with the result that the amount of Excise Taxes payable by the Executive is greater or the amount of the Excise Taxes due are greater for any other reason than the amount determined by the Company or the Executive pursuant to Section 5.1 or 5.2, as applicable, then the Company shall pay the Executive an amount (which shall also be deemed a Gross-up Payment) equal to the product of:

           (a) the sum of (1) such additional Excise Taxes, and (2) any interest, fines, penalties, expenses or other costs incurred by the Executive as a result of having taken a position in accordance with a determination made pursuant to Section 5.1 multiplied by

           (b)  the Gross-up Multiple.

     5.4   Gross-up Multiple. The Gross-up Multiple shall equal a fraction, the
           -----------------
numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the effective marginal rates of all federal, state, local and other income and other taxes and any Excise Taxes applicable to the Gross-up Payment; provided that, if such sum exceeds 0.8, it shall be deemed equal to 0.8 for purposes of this computation. (If different effective marginal rates of tax are applicable to various portions of a Gross-up Payment, the weighted average of such rates shall be used.)

     5.5   Opinion of Counsel. "Executive Counsel Opinion" means a legal opinion
           ------------------
of nationally recognized executive compensation counsel that there is a reasonable basis to support a conclusion that the Gross-up Payment determined by the Executive has been calculated in accord with this Article and applicable law. "Company Counsel Opinion" means a legal opinion of nationally recognized executive compensation counsel that (a) there is a reasonable basis to support a conclusion that the Gross-up Payment set forth of the Certificate of Company's independent auditors has been calculated in accord with this Article and applicable law, and (b) there is no reasonable basis for the calculation of the Gross-up Payment determined by the Executive.

     5.6   Amount Increased or Contested. The Executive shall notify the Company
           -----------------------------
in writing of any claim by the IRS or other taxing authority that, if successful, would require the payment by the Company of a Gross-up Payment. Such notice shall include the nature of such claim and the date on which such claim is due to be paid. The Executive shall give such notice as soon as practicable, but no later than ten (10) business days, after the Executive first obtains actual knowledge of such claim; provided, however, that any failure to give or delay in giving such notice shall affect the Company's obligations under this Article only if and to the extent that such failure results in actual prejudice to the Company. The Executive shall not pay such claim less than thirty (30) days after the Executive gives such notice to the Company (or, if sooner, the date on which payment of such claim is due). If the Company notifies the Executive in writing before the expiration of such period that it desires to contest such claim, the Executive shall:

           (a) give the Company any information that it reasonably requests relating to such claim;

           (b) take such action in connection with contesting such claim as the Company reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

           (c)  cooperate with the Company in good faith to contest such claim;
     and

           (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including related interest and penalties, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Company shall control all proceedings in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify the Executive, on an after-tax basis, for any Excise Tax or Taxes, including related interest or penalties, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of Taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable. The Executive shall in Executive's discretion be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

     5.7  Refunds. If, after the receipt by the Executive of an amount paid or
          -------
advanced by the Company pursuant to Section 5.1, 5.3 and/or 5.6, the Executive becomes entitled to receive any refund with respect to such claim or amount, the Executive shall (subject to the Company's complying with the requirements of Section 5.6) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount paid or advanced by the Company pursuant to Section 5.1, 5.3 and/or 5.6, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such determination before the earlier of (a) the expiration of thirty (30) days after such determination; or (b) the date such determination becomes final and non-appealable, then such advance shall be forgiven and shall not be required to be repaid and the Company shall pay Executive an amount sufficient to provide Executive with an After-Tax Amount equal to any amount of Taxes and Excise Taxes which Executive shall incur with respect to such amount being forgiven. Any contest of a denial of refund shall be controlled by Section 5.6.

                                  ARTICLE VI.

                              EXPENSES AND INTEREST

     6.1  Legal Fees and Other Expenses.
          -----------------------------

          (a) If Executive incurs legal fees or other expenses (including expert witness and accounting fees) on or after the Effective Date, in an effort to enforce this Agreement, or to secure, preserve, establish entitlement to, or obtain benefits under this Agreement (including the fees and other expenses of Executive's legal counsel in connec-tion with the delivery of an Executive Counsel Opinion), the Company shall, regardless of the outcome of such effort, reimburse Executive on a current basis (in accordance with Section 6.1(b)) for such reasonable fees and expenses, and shall also pay Executive an additional payment such that, after payment of all Taxes and Excise Taxes on such amount, there remains a balance sufficient to pay all such fees and other expenses.

          (b) Reimbursement of legal fees and expenses and Gross-up Payments shall be made monthly within ten (10) days after Executive's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

          (c) If Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by Executive or by the Company hereunder, and the Company establishes before a court of competent jurisdiction, by clear and convincing evidence, that Executive had no reasonable basis for his claim hereunder, or for his response to the Company's claim hereunder, or acted in bad faith, no further reimbursement for legal fees and expenses shall be due to Executive in respect of such claim and Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

          (d) If there is a dispute between the Executive and the Company as to Executive's rights to reimbursement of legal or other fees and expenses under this Agreement or the amount of such reimbursement, any amount of reimbursement requested by Executive and accompanied by legal opinion of nationally recognized executive compensation counsel that such amount should be paid under the Agreement shall be final, binding and controlling on the Company unless and to the extent the Company establishes otherwise by clear and convincing evidence.

     6.2  Interest. If the Company does not pay any amount due to Executive
          --------
under this Agreement within five (5) business days after such amount first became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

                                  ARTICLE VII.

                            NO SET-OFF OR MITIGATION

     7.1  No Set-off by Company. Executive's right to receive when due the
          ---------------------
payments and other benefits provided for under this Agreement is absolute, unconditional and not subject to set-off, counterclaim or legal or equitable defense. Time is of the essence in the performance by the Company of its obligations under this Agreement. Any claim which the Company may have against Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by Executive to enforce any rights against the Company under this Agreement.

     7.2  No Mitigation. Executive shall not have any duty to mitigate the
          -------------
amounts payable by the Company under this Agreement by seeking new employment or self-employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive as the result of Executive's employment by another employer or self-employment.

                                 ARTICLE VIII.

                                 CONFIDENTIALITY

     8.1  Confidential Information.
          ------------------------

          (a) Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Confidential Information, and that Confidential Information has been and will be developed at substantial cost and effort to the Company. Executive acknowledges that he will have access to Confidential Information with respect to the Company which information is a valuable and unique asset of the Company and that disclosure of such Confidential Information would cause irreparable damage to the Company's business and operations.

          (b) Executive acknowledges that (i) Confidential Information is, as between the Company and Executive, the exclusive property of the Company,
     (ii) whatever Executive creates in the performance of duties in the course of Executive's employment, including ideas, developments, writings, improvements, designs, graphic and musical works (the "Work Product") is
                                                            ------------
     the property of the Company, and (iii) to the extent that any of the Work Product is capable of protection by copyright, it is created within the scope of Executive's employment and is work made for hire. To the extent that any such Work Product may not be a work made for hire, Executive hereby assigns to the Company all rights in such Work Product. To the extent that any of the Work Product is an invention, Executive hereby assigns to the Company all right, title, and interest in and to inventions, improvements, discoveries, or ideas conceived or invented by Executive during the term of Executive's employment (the "Inventions"). The Company
                                                     ----------
     acknowledges that this Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless the Invention (x) relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or
     (y) results from any work performed by Executive for the Company. Executive agrees to execute any documents at any time reasonably required by the Company in connection with the registration of copyright, the assignment or securing of patent protection for any Invention, or other perfection of the Company's ownership of the Work Product.

          (c) Both during Executive's employment by the Company and at any time after the Termination Date, Executive:

               (i) shall not, directly or indirectly, divulge, furnish or make accessible to any Person, except:

               (A) to the extent Executive reasonably and in good faith believes that such actions are related to, and required by, Executive's performance of his duties under this Agreement; or

               (B) as may be compelled by applicable law or administrative regulation; provided that Executive, to the extent not prohibited from doing so by applicable law or administrative regulation, shall give the Company written notice of the information to be so disclosed pursuant to clause (B) of this sentence as far in advance of its disclosure as is practicable, shall cooperate with the Company in its efforts to protect the information from disclosure, and shall limit Executive's disclosure of such information to the minimum disclosure required by law or administrative regulation (unless the Company agrees in writing to a greater level of disclosure);

          (ii) shall not use for his own benefit in any manner, any Confidential Information;

          (iii) shall not cause any such Confidential Information to become publicly known; and

          (iv) shall take all reasonable steps to safeguard such Confidential Information and to protect it against disclosure, misuse, loss and theft.

     (d) For purposes of this Agreement, Confidential Information represents trade secrets subject to protection under the Uniform Trade Secrets Act, or to any comparable protection afforded by other applicable laws.

8.2  Reasonableness of Restrictive Covenants.
     ---------------------------------------

     (a) Executive acknowledges that the covenants contained in Section 8.1 are reasonable in the scope of the activities restricted, and that such covenants are reasonably necessary to protect the Company's legitimate interests in its Confidential Information. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

     (b) The Company and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants.

8.3  Right to Injunction, Survival of Undertakings.
     ---------------------------------------------

     (a) In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by Section 8.1, the parties agree that it would be impossible to measure solely in money the damages which the Company would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of such Section would irreparably injure the Company. Accordingly, Executive agrees that if he breaches any of the provisions of such Section, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of such provisions, and Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

               (b) If a court determines that any of the covenants included in this Article VIII is unenforceable in whole or in part, such court shall have the power to modify the provision, as necessary, so as to cause such covenant as so modified to be enforceable.

               (c) All of the provisions of this Article VIII shall survive any Termination of Employment without regard to (i) the reasons for such termination, or (ii) the expiration of the Agreement Term.

          8.4  If Executive breaches the restrictive covenants contained in this
Article VIII, such violation shall be remedied as provided herein, but shall not affect the Company's obligation to pay benefits or otherwise fulfill its obligations under this Agreement except and to the extent that such violation is the basis for Executive's Termination with Cause.

                                  ARTICLE IX.

                            NON-EXCLUSIVITY OF RIGHTS

          9.1  Waiver of Certain Other Rights. To the extent that payments are
               ------------------------------
made to Executive pursuant to Section 4.1(a) or 4.1(b), Executive hereby waives the right to receive severance payments or severance benefits under any other severance Plan, agreement or Policy of the Company, including but not limited to, any benefits to which Executive shall become entitled under an Executive Retention Agreement.

          9.2  Other Rights. Except as expressly provided in Section 9.1, this
               ------------
Agreement shall not prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other Plans provided by the Company and for which Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as Executive may have under any other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any Plan and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

          9.3  Executive Employment Contract. It is not the intent of this
               -----------------------------
Agreement to supercede the Company's Executive Retention Plan. Upon a Change of Control that causes Executive to be entitled to severance benefits under this Agreement and under the Executive Retention Plan, Executive may elect to receive severance benefits under either the Executive Retention Plan or under this Agreement. Executive's election to receive benefits under one of these arrangements shall constitute a waiver of Executive's right to receive benefits under the other arrangement. In the event that Executive terminates for Good Reason as defined in this

Agreement, such termination shall also be treated as a termination without cause for purposes of the Executive Retention Plan, thus permitting Executive to elect to receive severance benefits under either the Executive Retention Plan for a termination without cause or under this Agreement for a termination for Good Reason. If Executive elects to receive such severance benefits under the Executive Retention Plan, the golden parachute Excise Tax gross-up provisions in
Article V of this Agreement shall apply to provide gross-up protection to Executive under the Executive Retention Plan.

          9.4  Executive Retention Plan. The provisions of this Agreement shall
               ------------------------
continue to apply during periods when Executive is in the "Transition Period" under Article 4 of the Executive Retention Plan. Commencing on the date that Executive begins the "Continued Employment Period" for purposes of Article 5 of the Executive Retention Plan, all of Executive's rights to future severance benefits under this Agreement shall cease and Executive's sole severance or similar rights shall be those set forth in the Executive Retention Plan.

                                   ARTICLE X.
                                  MISCELLANEOUS

          10.1  No Assignability. This Agreement is personal to Executive and
                ----------------
without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          10.2  Successors. This Agreement shall inure to the benefit of and be
                ----------
binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company or any Parent Corporation of any successor (whether direct or indirect) by purchase, merger, consolidation or otherwise to all or substantially all of the business assets of the Company, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any successor to the business or assets of the Company which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with the Company under this Agreement as if such successor were the Company.

          10.3  Payments to Beneficiary. If Executive dies before receiving
                -----------------------
amounts to which Executive is entitled under this Agreement, such amounts shall be paid in a lump sum to one or more beneficiaries designated in writing by Executive (each, a "Beneficiary"), or if none is so designated, to Executive's
                    -----------
estate.

          10.4  Non-Alienation of Benefits. Benefits payable under this
                --------------------------
Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

          10.5  No Deference. Unless otherwise expressly provided in this
                ------------
Agreement, no determination pursuant to, or interpretation of, this Agreement made by the board of directors (or any committee thereof) of the Company or any Successor Corporation following a Change of Control or Imminent Change Date shall be entitled to any presumptive validity or other deference in connection with any judicial or administrative proceeding relating to or arising under this Agreement.

          10.6  Severability. If any one or more Articles, Sections or other
                ------------
portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any Article, Section or other portion not so declared to be unlawful or invalid. Any Article, Section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such Article, Section or other portion to the fullest extent possible while remaining lawful and valid.

          10.7  Amendments. This Agreement shall not be amended or modified at
                ----------
any time except by written instrument executed by the Company and Executive. The Company shall not amend or terminate this Agreement in any manner following the Effective Date or during any Imminent Change Period without the prior written consent of the Executive.

          10.8  Notices. All notices and other communications under this
                -------
Agreement shall be in writing and delivered by hand, by nationally-recognized delivery service that promises overnight delivery, or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to Executive:

                                 at Executive's most recent home address on file with the Company.

                        If to the Company:

                                 McDonald's Corporation
                                 One McDonald's Plaza
                                 Oak Brook, IL 60523
                                 Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

          10.9  Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

          10.10 Governing Law. This Agreement shall be interpreted and construed
                -------------
in accordance with the laws of the State of Illinois without regard to its choice of law principles.

          10.11   Captions.  The captions of this Agreement are not apart of the
                  --------
provisions hereof and shall have no force or effect.

          10.12   Number and Gender. Wherever appropriate, the singular shall
                  -----------------
include the plural, the plural shall include the singular, and the masculine shall include the feminine.

          10.13   Tax Withholding. The Company may withhold from any amounts
                  ---------------
payable under this Agreement any Taxes that are required to be withheld pursuant to any applicable law or regulation.

          10.14   No Waiver. Executive's failure to insist upon strict
                  ---------
compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

          10.15   Entire Agreement. This Agreement contains the entire
                  ----------------
understanding of the Company and Executive with respect to its subject matter.

          IN WITNESS WHEREOF, Executive and the Company have executed this Change of Control Employment Agreement as of the date first above written.


                                                 EXECUTIVE

                                                 _______________________________



                                                 McDONALD'S CORPORATION


                                                 By: ___________________________

                                                 Title: ________________________

                                                                        ANNEX A

                                     FORM OF

                      NON-COMPETITION AND RELEASE AGREEMENT
                      -------------------------------------

     This agreement, release and waiver (the "Agreement"), made as of the ___ day of ________________, _____, is made by and between McDonald's Corporation and (together with all successors thereto, the "Company") and _______________
                                                -------
("Executive").
  ---------

     WHEREAS, the Company and the Executive have previously entered into a Change-of-Control Supplement and Amendment to Employment Agreement, dated as of _________________, 200_ ("Change of Control Agreement");

     NOW THEREFORE, in consideration for receiving benefits and severance under
Section 4.1 of the Change of Control Agreement and in consideration of the representations, covenants and mutual promises set forth in this Agreement, the parties agree as follows:

1.   Defined Terms. When used herein, unless otherwise specified, terms shall
     -------------
     have the same definitions as provided in the Change of Control Agreement.

2.   Release. Except with respect to the Company's obligations under the Change
     -------
     of Control Agreement, the Executive, and Executive's heirs, executors, assigns, representatives, agents, legal representatives, and personal representatives, hereby releases, acquits and forever discharges the Company, its Subsidiaries, the Surviving Corporation and their respective directors, officers, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to execution of this Agreement, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with the Executive's employment with the Company; the Executive's termination of employment with the Company; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation or equity; claims pursuant to any federal, state, local law, statute, ordinance or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; or breach of the implied covenant of good faith and fair dealing. This Release does not apply to any compensation or benefits to which the Executive may be entitled under this Agreement or the Change of Control Agreement or to any rights to indemnification under by-laws or other agreements of the Company or any other Employer.

3.   No Inducement. Executive agrees that no promise or inducement to enter into
     -------------
     this Agreement has been offered or made except as set forth in this Agreement, that the Executive is entering into this Agreement without any threat or coercion and without reliance or any statement or representation made on behalf of the Company or by any person employed by or representing the Company, except for the written provisions and promises contained in this Agreement.

4.   Confidential Information.
     ------------------------

          (a) Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Confidential Information, and that Confidential Information has been and will be developed at substantial cost and effort to the Company. Executive acknowledges that he will have access to Confidential Information with respect to the Company which information is a valuable and unique asset of the Company and that disclosure of such Confidential Information would cause irreparable damage to the Company's business and operations.

          (b) Executive acknowledges that (i) Confidential Information is, as between the Company and Executive, the exclusive property of the Company,
     (ii) whatever Executive creates in the performance of duties in the course of Executive's employment, including ideas, developments, writings, improvements, designs, graphic and musical works (the "Work Product") is
                                                            ------------
     the property of the Company, and (iii) to the extent that any of the Work Product is capable of protection by copyright, it is created within the scope of Executive's employment and is work made for hire. To the extent that any such Work Product may not be a work made for hire, Executive hereby assigns to the Company all rights in such Work Product. To the extent that any of the Work Product is an invention, Executive hereby assigns to the Company all right, title, and interest in and to inventions, improvements, discoveries, or ideas conceived or invented by Executive during the term of Executive's employment (the "Inventions"). The Company
                                                     ----------
     acknowledges that this Agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless the Invention (x) relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or
     (y) results from any work performed by Executive for the Company. Executive agrees to execute any documents at any time reasonably required by the Company in connection with the registration of copyright, the assignment or securing of patent protection for any Invention, or other perfection of the Company's ownership of the Work Product.

          (c) Both during Executive's employment by the Company and at any time after the Termination Date, Executive:

               (i) shall not, directly or indirectly, divulge, furnish or make accessible to any Person confidential information, except:

                    (A) to the extent Executive reasonably and in good faith
               believes that such actions are related to, and required by, Executive's performance of his duties under this Agreement; or

                    (B) as may be compelled by applicable law or administrative regulation; provided that Executive, to the extent not prohibited from doing so by applicable law or administrative regulation, shall give the Company written notice of the information to be so disclosed pursuant to clause (B) of this sentence as far in advance of its disclosure as is practicable, shall cooperate with the Company in its efforts to protect the information from disclosure, and shall limit Executive's disclosure of such information to the minimum disclosure required by law or administrative regulation (unless the Company agrees in writing to a greater level of disclosure);

               (ii) shall not use for his own benefit in any manner, any Confidential Information;

               (iii) shall not cause any such Confidential Information to become publicly known; and

               (iv) shall take all reasonable steps to safeguard such Confidential Information and to protect it against disclosure, misuse, loss and theft.

          (d) For purposes of this Agreement, Confidential Information represents trade secrets subject to protection under the Uniform Trade Secrets Act, or to any comparable protection afforded by other applicable laws.

5.   Non-Solicitation. During the period beginning on the Agreement Date and
     ----------------
     ending on the first anniversary of the Termination Date, Executive shall not, directly or indirectly:

          (a) other than in connection with the good-faith performance of his duties as an officer of the Company, encourage any employee of the Company and/or its Subsidiaries to terminate his or her relationship with the Company and/or its Subsidiaries;

          (b) solicit the employment or engagement as a consultant or adviser, of any employee of the Company and/or its Subsidiaries (other than by the Company or its Subsidiaries), or cause or encourage any Person to do any of the foregoing;

          (c) establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee of the Company and/or its Subsidiaries; or

          (d) interfere with the relationship of the Company and/or its Subsidiaries with, or endeavor to entice away from the Company and/or its Subsidiaries, any Person who or which at any time (whether before or after Executive's Termination Date) was or is an employee, customer, vendor or supplier of, or maintained a business relationship (whether as a franchisee or otherwise) with, the Company and/or its Subsidiaries.

6.   Non-Competition Covenant. Executive covenants that that during the period
     ------------------------
     beginning on the Termination Date and ending on the first anniversary of the Termination Date, Executive shall not:

          (i) directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting services in connection with any Prohibited Business, provided that nothing in this clause (i) shall preclude Executive from performing services on behalf of an investment banking or commercial banking, auditing or consulting firm so long as he or she is not engaged in rendering services to or soliciting business of a Prohibited Business; or

          (ii) make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business, provided that nothing in this clause (ii) shall restrict Executive from making any investment not in excess of 5% of the Common Stock in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market if such investment does not give Executive the right or ability to control or influence the policy decisions of any Prohibited Business.

     For purposes of this Section "Prohibited Business" shall mean any Person and any branches, offices or operations thereof, which is a direct and material competitor of the Company or any of its Subsidiaries in any country of the world or in any state of the United States, which is one of the ten (10) or fewer Persons designated as a Prohibited Business on Exhibit 1 to this Agreement at the time this Agreement is executed.

7.   Reasonableness of Restrictive Covenants.
     ---------------------------------------

          (a) Executive acknowledges that the covenants contained in Sections 4, 5 and 6 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company's legitimate interests in its Confidential Information and in its relationships with its employees, customers and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

          (b) The Company and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants.

8.   Right to Injunction, Survival of Undertakings.
     ---------------------------------------------

          (a) In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by Sections 4, 5 and 6, the parties agree that it would be impossible to measure solely in money the damages which the Company would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of such Sections would irreparably injure the Company. Accordingly, Executive agrees that if he breaches any of the provisions of such Sections, the Company shall be entitled, in addi-tion to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of such provisions, and Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

          (b) If a court determines that any of the covenants included in Sections 4, 5 and 6 is unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable.

          (c) All of the provisions of Sections 4, 5 and 6 shall survive any Termination of Employment without regard to (i) the reasons for such termination or (ii) the expiration of the Agreement Term.

9. If Executive breaches the restrictive covenants contained in Sections 4, 5 and 6, such violation shall be remedied as provided herein, but shall not affect the Company's obligation to pay benefits or otherwise fulfill its obligations under this Agreement except and to the extent that such violation is the basis for Executive's Termination with Cause.

10.  Compliance to Date. Executive hereby covenants and promises that he has not
     ------------------
     taken or caused to be taken, during a period of at least ninety (90) days prior to the Effective Date, any action that would violate the covenants contained in Sections 4, 5 and 6 of this Agreement.

11.  Advice of Counsel; Time to Consider; Revocation. Executive acknowledges the
     -----------------------------------------------
     following:


     (i)   Executive received a copy of this Agreement on ____________, 200_.

     (ii) Executive has read this Agreement, and understands its legal and binding effect. Executive is acting voluntarily and of Executive's own free will in executing this Agreement.

     (iii) Executive has been advised to seek and has had the opportunity to seek legal counsel in connection with this Agreement.

     (iv) Executive was given [21/45] days (the "Consideration Period") to consider the terms of this Agreement before signing it.

     (v) If Executive does not deliver a signed copy of this Agreement to the Company on or before the last day of the Consideration Period, this Agreement shall be void and Executive will not receive the benefits described in Section 4.1 of the Change of Control Agreement.

     Executive understands that, if Executive timely signs this Agreement and delivers it to the Company, Executive may rescind this Agreement at any time within seven (7) days after signing it by delivering a written notice to the Company. Executive understands that this Agreement will not be effective until after the seven-day rescission period has expired.

12.  Severability. If all or any part of this Agreement is declared by any court
     ------------
     or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement. Any section or a part of a section declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid.

13.  Amendment. This Agreement shall not be altered, amended, or modified except
     ---------
     by written instrument executed by the Company and the Executive. A waiver of any portion of this Agreement shall not be deemed a waiver of any other portion of this Agreement.

14.  Counterparts. This Agreement may be executed in several counterparts, each
     ------------
     of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

15.  Headings. The headings of this Agreement are not part of the provisions
     --------
     hereof and shall not have any force or effect.

16.  Applicable Law. The provisions of this Agreement shall be interpreted and
     --------------
     construed in accordance with the laws of the State of Illinois without regard to its choice of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates specified below.

                                         EXECUTIVE

                                         _______________________________________
                                         DATE: ______________



                                         McDONALD'S CORPORATION

                                         By:____________________________________
                                         Title:_________________________________
                                         DATE: ______________

                                                                         ANNEX B


                                     FORM OF

               EXHIBIT 1 TO NON-COMPETITION AND RELEASE AGREEMENT

                              PROHIBITED BUSINESSES
                              ---------------------